UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2007
HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida	33431

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code	(561) 998-8000
Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS
Item 8.01 Other Events.
     On December 12, 2007, Hollywood Media issued a press release reporting, among other things, that its Broadway Ticketing division returned to double-digit sales growth following the conclusion of the Broadway stagehands strike, with the post-strike sales pace consistent with growth trends prior to the strike. Hollywood Media further reported estimated lost profits at the Broadway Ticketing division of approximately $1.1 million, due to refunds of service fees on tickets for cancelled performances. For more information, reference is made to Hollywood Media’s press release dated December 12, 2007, a copy of which is attached as Exhibit 99.1 to this Form 8-K report and is incorporated by reference herein.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 12, 2007 (“Hollywood Media Corp.’s Broadway Ticketing Business Returns to Double-Digit Sales Growth”).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.
By:	/s/ Mitchell Rubenstein
Mitchell Rubenstein
Chief Executive Officer

Date: December 14, 2007

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 12, 2007 (“Hollywood Media Corp.’s Broadway Ticketing Business Returns to Double-Digit Sales Growth”).